Exhibit 99.1
NEWS RELEASE — for immediate release
Alexza Reports Third Quarter Financial Results and
Updates Status of Development Pipeline
Palo Alto, California — November 13, 2006 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) today reported financial results for its third fiscal quarter and the nine-month period ended September 30, 2006, and provided an update on the Company’s progress with its clinical development programs. The net loss for the third quarter of fiscal 2006 and for the nine months ended September 30, 2006, as reported in accordance with accounting principles generally accepted in the United States (GAAP), was $11.2 million and $30.2 million, respectively, compared to a net loss of $9.3 million and $21.5 million in the comparable periods in 2005.
Recent Alexza Highlights
Alexza has made the following progress with the clinical development of its Staccato® system-based product candidates:
• In April, the Company initiated a Phase I clinical trial with AZ-003 (Staccato fentanyl), which is being developed for the treatment of patients with acute pain episodes. Based upon enrollment rates to date, Alexza believes enrollment of the Phase I clinical trial will be completed and initial results reported by the end of 2006.
• In April, Alexza initiated a Phase IIa proof-of-concept clinical trial with AZ-002 (Staccato alprazolam) in patients with panic disorder. Based upon enrollment rates to date, Alexza believes the Phase IIa clinical trial will be enrolled by the end of the first half of 2007.
• In June, Alexza initiated a Phase IIb clinical trial with AZ-001 (Staccato prochlorperazine) in patients with migraine headaches. Based upon enrollment rates to date, Alexza believes enrollment in the Phase IIb clinical trial will be completed by the end of 2006, with initial results reported by the end of the first quarter of 2007.
• In September, Alexza initiated a Phase IIa proof-of-concept clinical trial with AZ-004 (Staccato loxapine) for the treatment of acute agitation in patients with schizophrenia. Based upon initial enrollment rates, Alexza believes enrollment of the Phase IIa clinical trial will be completed by the end of the first quarter of 2007 and initial results will be reported by the end of the first half of 2007.

In addition to its four clinical development candidates, is reporting the following updates to its business:
• In August, an article entitled “Ultra-Fast Absorption of Amorphous Pure Drug Aerosols via Deep Lung Inhalation” was published online in the Journal of Pharmaceutical Sciences . The print copy will be available in the November 2006 issue (Vol. 95, No. 11), of the journal.
• In September, Alexza presented a summary of AZ-001 clinical trial results at the 16th Migraine Trust meeting in London, UK. The AZ-001 poster presentation was awarded “Best Presentation in Session” for the session entitled “Acute Therapy in Headache.”
• The Alexza patent portfolio continues to expand, with continued U.S. and international patent allowances and issuances. Alexza currently has more than 65 U.S. and international patents issued for its Staccato system.
“We continue to be pleased with the progress of our clinical development programs,” said Thomas B. King, Alexza President and CEO. “At the beginning of 2006, we outlined an aggressive set of goals for the Company. We are now managing more than 40 clinical sites testing our Staccato system incorporated into four different product candidates. We look forward to reporting the results of these clinical trials in the coming quarters.”
Financial Results — Three and Nine Months Ended September 30, 2006
GAAP operating expenses were $12.1 million in the third quarter of fiscal 2006 and $32.6 million for the nine months ended September 30, 2006, compared to $9.7 million and $24.6 million for the comparable periods in 2005, respectively. The increases resulted from increased spending on preclinical and clinical development of the Company’s product candidates, internal research efforts, manufacturing development efforts, increased personnel related costs to support these increased efforts and costs related to necessary infrastructure to support operating as a public company, offset by reduced share based compensation in the 2006 periods relative to the comparable periods in 2005.
On January 1, 2006, Alexza adopted FAS 123R and is now reporting employee share-based compensation expense based on the fair value of the awards. The adoption had an immaterial impact on the third quarter of 2006 and the nine months ended September 30, 2006.

Excluding non-cash share-based compensation expense, non-GAAP net loss for the third quarter of 2006 and the nine months ended September 30, 2006 was $10.3 million and $28.8 million, respectively, compared to a non-GAAP net loss for third quarter 2005 and the nine months ended September 30, 2005 of $8.0 million and $17.9 million, respectively.
Note: Alexza’s non-GAAP net loss excludes non-cash share-based compensation expense. The differences in non-GAAP and GAAP numbers are reconciled in the table below (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

GAAP net loss	$(11,190)	$(9,263)	$(30,199)	$(21,516)
Share-based compensation expense	856	1,273	1,407	3,587

Non-GAAP net loss	$(10,334)	$(7,990)	$(28,792)	$(17,929)

Conference Call Information
Alexza will host a conference call at 4:30 p.m. Eastern Time today. To access the conference call via the Internet, go to www.alexza.com. To access the live conference call via phone, dial 1-800-573-4754. International callers may access the live call by dialing 1-617-224-4325. The reference number to enter the call is 86331603.
The replay of the conference call may be accessed via the Internet, at www.alexza.com, or via phone at 1-888-286-8010 for domestic callers or 1-617-801-6888 for international callers. The reference number to enter the replay of the call is 54503057.
About Alexza Pharmaceuticals
Alexza is an emerging pharmaceutical company focused on the development and commercialization of novel, proprietary products for the treatment of acute and intermittent conditions. The Company’s technology, the Staccato system, vaporizes unformulated drug compound to form a condensation aerosol that allows rapid systemic drug delivery through deep lung inhalation. The drug is quickly absorbed through the lungs into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience. The Company has four product candidates in clinical development; AZ-001 (Staccato prochlorperazine) for the acute treatment of migraine headaches, AZ-002 (Staccato alprazolam) for the acute treatment of panic attacks associated with panic disorder, AZ-004 (Staccato loxapine) for the treatment of acute agitation in patients with schizophrenia and AZ-003 (Staccato fentanyl) for the treatment of patients with acute pain.
To learn more about Alexza, please visit the web site at www.alexza.com.

Safe Harbor Statement
This press release includes forward-looking statements regarding the development of the Company’s product candidates, projected clinical trial enrollment and data reporting timelines, and safety of the Company’s products and technologies. Any statement describing a product candidate or Alexza’s goals, expectations, intentions or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs that are intended to be safe and effective for use as therapeutics. Alexza’s forward-looking statements also involve assumptions that, if they do not materialize or prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These statements are based only on facts and factors known by Alexza as of the date hereof. As a result, investors are cautioned not to rely on these forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in Alexza’s prospectus dated March 8, 2006, and in Alexza’s Quarterly and Current Reports filed with the Securities and Exchange Commission, including the risks under the headings “We have a history of net losses. We expect to continue to incur substantial and increasing net losses for the foreseeable future, and we may never achieve or maintain profitability.” “We will need substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations.” “Failure or delay in commencing or completing clinical trials for our product candidates could harm our business” and “If our product candidates do not meet safety and efficacy endpoints in clinical trials, they will not receive regulatory approval, and we will be unable to market them.” Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures. Alexza management does not suggest that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial measures. The Company believes it is useful for management and investors to review both GAAP information and non-GAAP financial measures to have a better understanding of the overall performance of the Company’s business and trends relating to its financial condition and results of operations.

CONTACT:	Thomas B. King
President & CEO
650.687.3900
tking@alexza.com

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Statements of Operations
(unaudited, in thousands except per share data)

	Three Months Ended
	September 30, 2006
	GAAP [1]	Difference [3]	Non-GAAP [2]

Revenue	$329	$—	$329

Operating expenses
Research and development	9,400	(564)	8,836
General and administrative	2,667	(292)	2,375

Total operating expenses	12,067	(856)	11,211

Loss from operations	(11,738)	856	(10,882)

Interest and other income, net	850	—	850
Interest expense	(302)	—	(302)

Net loss	$(11,190)	$856	$(10,334)

Basic and diluted net loss per share	$(0.47)

Shares used to compute basic diluted net loss per share	23,638

	Three Months Ended
	September 30, 2005
	GAAP [1]	Difference [3]	Non-GAAP [2]

Revenue	$175	$—	$175

Operating expenses
Research and development	6,798	(276)	6,522
General and administrative	2,950	(997)	1,953

Total operating expenses	9,748	(1,273)	8,475

Loss from operations	(9,573)	1,273	(8,300)

Interest and other income, net	411	—	411
Interest expense	(101)	—	(101)

Net loss	$(9,263)	$1,273	$(7,990)

Basic and diluted net loss per share	$(5.42)

Shares used to compute basic diluted net loss per share	1,710

[1] Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).
[2] Non-GAAP amounts exclude share-based compensation expense.
[3] Represents share-based compensation expense.

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Statements of Operations
(unaudited, in thousands except per share data)

	Nine Months Ended
	September 30, 2006
	GAAP [1]	Difference [3]	Non-GAAP [2]

Revenue	$1,028	$—	$1,028

Operating expenses
Research and development	25,980	(1,248)	24,732
General and administrative	6,630	(159)	6,471

Total operating expenses	32,610	(1,407)	31,203

Loss from operations	(31,582)	1,407	(30,175)

Interest and other income, net	2,029	—	2,029
Interest expense	(646)	—	(646)

Net loss	$(30,199)	$1,407	$(28,792)

Basic and diluted net loss per share	$(1.66)

Shares used to compute basic diluted net loss per share	18,194

	Nine Months Ended
	September 30, 2005
	GAAP [1]	Difference [3]	Non-GAAP [2]

Revenue	$2,047	$—	$2,047

Operating expenses
Research and development	17,740	(637)	17,103
General and administrative	6,813	(2,950)	3,863

Total operating expenses	24,553	(3,587)	20,966

Loss from operations	(22,506)	3,587	(18,919)

Interest and other income, net	1,207	—	1,207
Interest expense	(217)	—	(217)

Net loss	$(21,516)	$3,587	$(17,929)

Basic and diluted net loss per share	$(12.86)

Shares used to compute basic diluted net loss per share	1,673

[1] Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).
[2] Non-GAAP amounts exclude share-based compensation expense.
[3] Represents share-based compensation expense.

Alexza Pharmaceuticals, Inc.
(a development stage enterprise)
Condensed Balance Sheets
(unaudited, in thousands)

	September 30,	December 31,
Assets	2006	2005
Cash, cash equivalents and marketable Securities	$54,761	38,369
Other current assets	1,298	1,832
Total current assets	56,059	40,201

Property and equipment, net	8,970	6,774
Other non-current assets	797	430
Total assets	65,826	47,405

Liabilities and stockholders’ equity (deficit)
Current liabilities	10,343	9,441
Non-current liabilities	6,524	5,155
Convertible preferred stock	—	107,194
Stockholders equity (deficit)	48,959	(74,385)
Total liabilities and stockholders’ equity (deficit)	65,826	47,405